UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2026

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2026, the Board of Directors (the “Board”) of Powerfleet, Inc. (the “Company”) appointed Paul Lalljie to serve as President and Chief Financial Officer of the Company, effective as of August 11, 2026, succeeding David Wilson, whose employment as Chief Financial Officer was terminated effective as of the close of business on August 10, 2026.

Mr. Lalljie, 53, previously served at 2U, Inc., a formerly Nasdaq-listed online education platform company, from 2019 to 2024, initially as Chief Financial Officer and subsequently as Chief Executive Officer. Earlier in his career, Mr. Lalljie spent approximately 18 years at Neustar, Inc., a provider of real-time information services, including nearly a decade as Executive Vice President and Chief Financial Officer. Mr. Lalljie currently serves as an independent director and Chair of the Audit Committee of Twenty One Capital, Inc. (NYSE: XXI), a Bitcoin-focused operating company, as a Supervisory Board member and Chair of the Audit Committee of Bitdefender, a private cybersecurity solutions company, and as a Trustee of Catholic International University.

In connection with Mr. Lalljie’s appointment as Chief Financial Officer, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Lalljie setting forth the terms of his employment and initial compensation. In accordance with the Offer Letter, Mr. Lalljie will receive a base salary of $475,000 per year and will be eligible to receive an annual bonus in an amount up to 85% of his base salary, subject to the terms of the Company’s Global Bonus Plan, as approved annually by the Compensation Committee of the Board. Mr. Lalljie will also receive a one-time cash sign-on bonus of $100,000, which is subject to repayment in the event Mr. Lalljie’s employment terminates for cause or without good reason within 18 months, and the following one-time equity awards, which will become effective as of Mr. Lalljie’s start date:

(i)	an award of 225,000 restricted stock units under the Company’s 2018 Incentive Plan, as amended (the “Plan”), vesting in equal installments on each of the first three anniversaries of the grant date, subject to Mr. Lalljie’s continued employment with the Company on each such date; and

(ii)	a target award of 225,000 performance-based restricted stock units under the Plan, subject to Mr. Lalljie’s continuous employment through March 31, 2029 (the “Performance Period”), which vest based on the Company’s stock price performance during the Performance Period.

Vesting of the foregoing one-time equity awards is accelerated with respect to 50% of each award (if greater than the then-vested portion) in the event Mr. Lalljie’s employment terminates for cause or for good reason in connection with a change in control.

The Company also entered into a severance agreement (the “Severance Agreement”) with Mr. Lalljie, which, among other things, entitles Mr. Lalljie to (i) cash payments in an amount equal to 1.5x (or 2x in the event of a Trigger Event (as defined below) occurring following a change in control, as defined in the Severance Agreement) his base salary, (ii) a waiver of any remaining portion of Mr. Lalljie’s healthcare continuation payments under COBRA for the 12-month severance period, (iii) accelerated vesting of equity awards granted to Mr. Lalljie on a pro-rated basis, and (iv) a lump sum payment equal to 1.5x (or 2x in the event of a Trigger Event occurring following a change in control) the amount of any bonus that would have otherwise been paid to Mr. Lalljie for the fiscal year during which Mr. Lalljie is terminated, each in the event that the Company terminates his employment without cause or Mr. Lalljie leaves the Company for good reason, as described in the Severance Agreement (collectively referred to herein as a “Trigger Event”). Under the Severance Agreement, Mr. Lalljie’s receipt of these benefits is subject to his execution and delivery of a general release agreement to the Company within 45 days after the applicable Trigger Event occurs.

In addition, Mr. Lalljie entered into a Confidentiality, Assignment of Contributions and Inventions, Non-Competition, and Non-Solicitation Agreement (the “Covenants Agreement”) with the Company, pursuant to which Mr. Lalljie agreed to customary covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation.

In connection with Mr. Wilson’s departure, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Wilson. Pursuant to the Separation Agreement, Mr. Wilson will receive (i) a lump-sum severance payment of $224,460, less applicable taxes and withholdings, equivalent to 26 weeks of his base salary, (ii) a lump-sum payment of $121,731.65, less applicable taxes and withholdings, equivalent to a pro-rated portion of Mr. Wilson’s target bonus, and (iii) Company reimbursement of COBRA premiums through February 28, 2027, subject to Mr. Wilson’s timely election of continuous coverage under COBRA. The Separation Agreement also contains a mutual release of claims, subject to certain exceptions, and confirms that Mr. Wilson’s obligations under his existing Employee Covenants Agreement, including confidentiality and non-disparagement obligations, remain in full force and effect.

In addition, the Company entered into a Consultancy Services Agreement (the “Consulting Agreement”) with Mr. Wilson, pursuant to which Mr. Wilson will provide consulting services to the Company for an initial term of 90 days, subject to successive one-month renewals. Under the Consulting Agreement, Mr. Wilson will receive a consulting fee of $37,410 per month.

The foregoing descriptions of the Offer Letter, the Severance Agreement, the Covenants Agreement, the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Offer Letter, the Severance Agreement, the Covenants Agreement, the Separation Agreement and the Consulting Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated August 11, 2026, between Powerfleet, Inc. and Paul Lalljie.
10.2	Severance Agreement, effective as of August 11, 2026, between Powerfleet, Inc. and Paul Lalljie.
10.3	Confidentiality, Assignment of Contributions and Inventions, Non-Competition, and Non-Solicitation Agreement, effective as of August 11, 2026, between Powerfleet, Inc. and Paul Lalljie.
10.4	Separation Agreement, dated August 10, 2026, between Powerfleet, Inc. and David Wilson.
10.5	Consultancy Services Agreement, effective August 11, 2026, between Powerfleet, Inc. and David Wilson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Steve Towe
Name:	Steve Towe
Title:	Chief Executive Officer

Date: August 11, 2026